UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2021

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Amendment No. 1 to Joint Development Agreement between FuelCell Energy, Inc. and ExxonMobil Research and Engineering Company and Related Letter Agreement

On October 29, 2021, FuelCell Energy, Inc. (the “Company”) and ExxonMobil Research and Engineering Company (“EMRE”) entered into Amendment No. 1 to the Joint Development Agreement between the Company and EMRE (“Amendment No. 1”).

The Joint Development Agreement between the Company and EMRE (the “Original Agreement”) was executed on November 5, 2019, was effective as of October 31, 2019, and had a term of two years from the effective date, ending on October 31, 2021. Under the Original Agreement, the Company has engaged in exclusive research and development efforts with EMRE to evaluate and develop new and/or improved carbonate fuel cells to reduce carbon dioxide emissions from industrial and power sources in exchange for (i) payment by EMRE of certain fees and costs as well as certain milestone-based payments to be paid only if certain technological milestones are met, two of which had not been satisfied as of the execution of Amendment No. 1, and (ii) certain licenses, in each case as described in the Original Agreement. The terms of the Original Agreement are described more fully in the Current Report on Form 8-K filed by the Company on November 6, 2019.

In Amendment No. 1, which is effective as of October 31, 2021, the Company and EMRE agreed, among other things, to extend the term for an additional six months, ending on April 30, 2022, unless terminated earlier in accordance with the provisions of the Original Agreement.  Amendment No. 1 allows for the continuation of research that would enable incorporation of design improvements to current Company fuel cell design in order to support a decision to use the improvements in a future demonstration of the technology for capturing carbon at ExxonMobil’s Rotterdam refinery in the Netherlands (such demonstration, the “Rotterdam Project”) and provides additional time to achieve Milestone 1, as defined in the Original Agreement. Under the terms set forth in the Original Agreement, upon achievement by the Company of Milestone 1 to EMRE’s satisfaction, the Company would be entitled to receive a milestone payment of $5.0 million from EMRE. However, there can be no assurance that the Company will achieve Milestone 1 (or any other milestone) to EMRE’s satisfaction.

In a related letter agreement between the Company and EMRE dated as of October 28, 2021 and executed on October 29, 2021 (the “Letter Agreement”), the Company agreed to invest with EMRE in the Rotterdam Project, should EMRE move forward with the demonstration project.  In the Letter Agreement, the Company agreed that, if (i) the Company achieves Milestone 1, as set forth in the Original Agreement, as amended by Amendment No. 1, and (ii) EMRE and the Company execute a contractual agreement to proceed with the Rotterdam Project, then at EMRE’s option, the Company will either make an investment in the amount of $5.0 million in the Rotterdam Project or discount EMRE’s purchase of the Company’s fuel cell module and detailed engineering design, as agreed to by the parties, required for the Rotterdam Project by said amount.

The foregoing summary of the terms of Amendment No. 1 and the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 and the Letter Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Other Material Relationships with ExxonMobil Research and Engineering Company

In addition to the Original Agreement (as amended by Amendment No. 1) and the Letter Agreement, in June 2019, the Company and EMRE entered into a license agreement to facilitate the further development of the Company’s SureSource CaptureTM product. Pursuant to this license agreement, the Company granted EMRE and its affiliates a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, non-transferable license and right to use the Company’s patents filed on or before April 30, 2021, and any data, know-how, improvements, equipment designs, methods, processes and the like provided directly by the Company or its affiliates to EMRE or its affiliates under any agreement or otherwise, on or before April 30, 2021, to the extent it is useful to research, develop and commercially exploit carbonate fuel cells in applications in which the fuel cells concentrate carbon dioxide from industrial and power sources and for any other purpose attendant thereto or associated therewith.

This license agreement is being described only for the purpose of describing the material relationships between the Company and EMRE and is not impacted by Amendment No. 1 or the Letter Agreement.

Item 7.01 Regulation FD Disclosure.

On November 2, 2021, the Company issued a press release announcing the extension of the term of its Joint Development Agreement with EMRE. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 8.01.Other Events.

Long Island Power Authority Project Awards Update

As previously reported, in July 2017 the Company was awarded three projects on Long Island, New York totaling 39.8 MW by the Long Island Power Authority (“LIPA”). In December 2018, the Company executed a power purchase agreement for one of the three awards (a 7.4 MW project in Yaphank, Long Island), which is currently reflected in the Company’s backlog, is in late-stage construction and is expected to reach commercial operations in the near term.

The other two awards, for which there are no executed power purchase agreements, and which are not part of the Company’s reported backlog, had been progressing through the required interconnect process while the Company worked to find a commercial resolution and enter into such agreements with LIPA. Given the passage of time without a resolution, the Company has made a decision to no longer pursue the interconnection process and will no longer pursue development of these two projects. As a result of this decision, the Company expects to record a non-material impairment charge estimated at approximately $1.8 million in its financial statements for the quarter and fiscal year ended October 31, 2021.

U.S. Navy Submarine Base in Groton, Connecticut Update

On September 14, 2021, the Company disclosed that the process of commissioning the 7.4 MW platform at the U.S. Navy Submarine Base in Groton, Connecticut was temporarily suspended due to a needed repair. The Company also disclosed that if commercial operations were delayed beyond October 18, 2021, an extension would be required from the Navy. An extension was received from the Navy extending the date by which commercial operations are to be achieved to December 31, 2021.  As of the date of filing of this Current Report on Form 8-K, the Company has completed all necessary repairs and has resumed commissioning of the project.

In addition, as previously disclosed on September 14, 2021, in August 2021, the Company closed on a tax equity financing transaction with East West Bancorp, Inc. (“East West Bank”) for this project. East West Bank’s tax equity commitment totals $15 million. In connection with the initial closing, the Company was able to draw down $3.0 million. The Company is eligible to draw the remaining amount of the commitment, approximately $12 million, once the Groton project achieves commercial operation. Under the terms of the Company’s agreement with East West Bank, the project had a required commercial operation deadline of October 18, 2021.  On October 18, 2021, East West Bank granted an extension of the commercial operation deadline to December 31, 2021.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are being filed or furnished (as applicable) herewith:

Exhibit No.	Description

10.1	Amendment No. 1 to Joint Development Agreement between FuelCell Energy, Inc. and ExxonMobil Research and Engineering Company, fully executed on October 29, 2021 and effective as of October 31, 2021.

10.2	Letter Agreement, dated as of October 28, 2021 and effective as of October 29, 2021, between FuelCell Energy, Inc. and ExxonMobil Research and Engineering Company.

99.1	Press Release issued by FuelCell Energy, Inc. on November 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 2, 2021	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer